                            SCHEDULE 14A INFORMATION


                    Proxy Statement Pursuant to Section  14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant X

Filed by a Party other than the Registrant

Check the appropriate box:

    Preliminary Proxy Statement
---
    Confidential, for Use of the Commission Only (as permitted by
---   Rule 14a-6(e)(2)
 X  Definitive Proxy Statement
---
    Definitive Additional Materials
---
    Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
---
                     Richman Gordman 1/2 Price Stores, Inc.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------
             (Name of Person(s) Filing Proxy Statement if other than
                                 the Registrant)

Payment of Filing Fee (Check the appropriate box)
 X  No fee required.
---
    $500 per each party to the controversy pursuant to Exchange Act Rule
---   14a-6(i)(3)

    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
---
    1)  Title of each class of securities to which
           transaction applies:
                               -------------------------------------
    2)  Aggregate number of securities to which
           transaction applies:
                               ------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                               ------------------------------------
    4)  Proposed maximum aggregate value of transaction:
                                                        ---------------------
    5)  Total fee paid:
                       -----------------------------------
    Fee paid previously with preliminary materials
---
    Check box if any part of the fee is offset as provided by Exchange Act --- Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    1)  Amount Previously Paid:
                               ------------------------
    2)  Form, Schedule or Registration Statement No.:

        -------------------------------
    3)  Filing Party:
                     ---------------------------
    4)  Date Filed:
                   -----------------------------

                                     [LOGO]

                             12100 WEST CENTER ROAD
                             OMAHA, NEBRASKA 68144


                               September 29, 1998


To the Shareholders of Richman Gordman 1/2 Price Stores, Inc:

     Our Corporation will hold its Annual Meeting of Shareholders (the "Annual Meeting") on October 29, 1998, at the Corporation's offices at 12100 West Center Road, Omaha, Nebraska.

     A Notice of the meeting, a Proxy and Proxy Statement containing information about matters to be acted upon are enclosed. Unless you were a shareholder of record on May 13, 1998, also enclosed is the Corporation's Annual Report for its fiscal year ended January 31, 1997. Shareholders of record on May 13, 1998, were provided with the Annual Report on or about May 27, 1998.

     Holders of Common Stock are entitled to vote at the Annual Meeting on the basis of one vote for each share held. IF YOU ATTEND THE ANNUAL MEETING, YOU RETAIN THE RIGHT TO VOTE IN PERSON EVEN THOUGH YOU PREVIOUSLY MAILED THE ENCLOSED PROXY.

     It is important that your shares be represented at the meeting whether or not you are personally in attendance, and I urge you to review carefully the Proxy Statement and sign, date and return the enclosed Proxy at your earliest convenience.

                                        Very truly yours,

                                        /s/ Jeffrey J. Gordman

                                        Jeffrey J. Gordman,
                                        President and Chief Executive Officer

                                     [LOGO]

                             12100 WEST CENTER ROAD
                              OMAHA, NEBRASKA 68144


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD OCTOBER 29, 1998


To the Shareholders of Richman Gordman 1/2 Price Stores, Inc:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Richman Gordman 1/2 Price Stores, Inc., a Delaware corporation (the "Corporation"), will be held on October 29, 1998, at 10:00 a.m., central time, at 12100 West Center Road in Omaha, Nebraska, for the following purposes:

     1. To elect seven Directors to serve until the 1999 Annual Meeting of Shareholders or until their respective successors shall be elected and qualified; and

     2. To transact such other business as may properly come before the meeting and any adjournment thereof.

     Only holders of shares of the Series A Common Stock and the Series B Option Common Stock of the Corporation of record at the close of business on September 18, 1998, will be entitled to notice of, and to vote at, the meeting and any adjournment thereof.

                                        By Order of the Board of Directors

                                        /s/ Michael A. Mallaro

                                        Michael A. Mallaro,
                                        Secretary

Omaha, Nebraska
September 29, 1998

     YOUR OFFICERS AND DIRECTORS DESIRE THAT ALL SHAREHOLDERS BE PRESENT OR REPRESENTED AT THE ANNUAL MEETING. EVEN IF YOU PLAN TO ATTEND IN PERSON, PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE AT YOUR EARLIEST CONVENIENCE SO THAT YOUR SHARES MAY BE VOTED. IF YOU DO ATTEND THE ANNUAL MEETING, YOU RETAIN THE RIGHT TO VOTE EVEN THOUGH YOU MAILED THE ENCLOSED PROXY. THE PROXY MUST BE SIGNED BY EACH REGISTERED HOLDER EXACTLY AS THE STOCK IS REGISTERED.

                                     [LOGO]

                             12100 WEST CENTER ROAD
                             OMAHA, NEBRASKA 68144

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD OCTOBER 29, 1998


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Richman Gordman 1/2 Price Stores, Inc., a Delaware corporation (the "Corporation"), of proxies to be voted at the Annual Meeting of Shareholders to be held on October 29, 1998, or any adjournment thereof. The date on which this Proxy Statement and the enclosed form of proxy are first being sent or given to shareholders of the Corporation is on or about September 29, 1998.


                             PURPOSES OF THE MEETING

     The Annual Meeting of the Shareholders is to be held for the purposes of:
(1) electing seven Directors to serve until the 1999 Annual Meeting of Shareholders or until their respective successors shall be elected and qualified (see ELECTION OF DIRECTORS); and (2) transacting such other business as may properly come before the meeting or any adjournment thereof.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION AS DIRECTORS OF THE PERSONS NAMED UNDER ELECTION OF DIRECTORS.


                              VOTING AT THE MEETING

     The record date for holders of Common Stock entitled to notice of, and to vote at, the Annual Meeting of Shareholders is the close of business on September 18, 1998, at which time the Corporation had outstanding and entitled to vote at the meeting 26,895,000 shares of Common Stock, consisting of 16,695,000 shares of Series A Common Stock and 10,200,000 shares of Series B Option Common Stock.



     The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and shares held by brokers, banks, other institutions and nominees that are voted on any matter at the Annual Meeting are included in determining the presence of a quorum for the transaction of business at the commencement of the Annual Meeting and on those matters for which the broker, nominee or fiduciary has authority to vote. In deciding all questions, a shareholder shall be entitled to one vote, in person or by proxy, for each share of Common Stock held in his name at the close of business on the record date. To be elected a Director, each nominee must receive the favorable vote of the holders of a plurality of the votes cast.

     Each proxy delivered to the Corporation, unless the shareholder otherwise specifies therein, will be voted FOR the election as Directors of the persons named under ELECTION OF DIRECTORS. In each case where the shareholder has appropriately specified how the proxy is to be voted, it will be voted in accordance with his specification. As to any other matter or business which may be brought before the meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the person or persons voting the same, but neither management nor the Board of Directors of the Corporation knows of any such other matter or business. Any shareholder has the power to revoke his proxy at any time insofar as it is then not exercised by giving notice of such revocation, either personally or in writing, to the Secretary of the Corporation or by the execution and delivery to the Corporation of a new proxy dated subsequent to the original proxy.

     STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information as of September 18, 1998, with respect to the Common Stock ownership of: (i) those persons or groups (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) who beneficially own more than 5% of the Common Stock; (ii) each Director and nominee for Director of the Corporation (except that those Directors and nominees who are the beneficial owners of no shares of Common Stock are not listed in the table); (iii) the Corporation's named executive officers (as that term is defined in Item 402(a) of Reg. S-K) (except that the named executive officers who are the beneficial owners of no shares of Common Stock are not listed in the table); and (iv) all Officers and Directors of the Corporation, 16 in number, as a group. As of September 18, 1998, there were 26,895,000 shares of the Corporation's Common Stock outstanding, consisting of 16,695,000 shares of Series A Common Stock, and 10,200,000 shares of Series B Option Common Stock. Presently exercisable options to purchase an additional 103,800 shares of Series A Common Stock were also outstanding as of September 18, 1998. The number of shares of Common Stock shown as owned below assumes the exercise of all presently exercisable options held by such person or group, and the percentage shown assumes the exercise of such options by such person or group, but assumes that no options held by others are exercised. Unless otherwise indicated below, the persons named below have sole voting and investment powers with respect to the number of shares set forth opposite their respective names.



                  [Remainder of page intentionally left blank]

-----------------------------------------------------------------------------------------
Title of Class and   Name of Beneficial     Amount and Nature      Percent     Percent
Series               Owner                  of Beneficial          of Class    of Series
------               -----                  Ownership              --------    ---------
                                             ---------
-----------------------------------------------------------------------------------------
Common Stock,        R.G. Stock Trust,      16,200,000 Shares(1)   60.23%      97.04%
Series A             Jeffrey J. Gordman,
                     Trustee
                     12100 West Center
                     Road, Omaha,
                     Nebraska 68144
-----------------------------------------------------------------------------------------
Common Stock,        Jeffrey J. Gordman     16,200,000 Shares(2)   60.23%      97.04%
Series A             12100 West Center
                     Road, Omaha,
                     Nebraska 68144
-----------------------------------------------------------------------------------------
Common Stock,        Nelson T. Gordman      5,670,000 Shares(3)    21.08%      33.96%
Series A             10777 North 60th St.
                     Omaha, Nebraska
                     68152
-----------------------------------------------------------------------------------------


     (1) The 16,200,000 shares of Series A Common Stock are the property of the R.G. Stock Trust created by Dan Gordman. Mr. Jeffrey J. Gordman is sole trustee of the trust and as such, has exclusive voting and investment power with respect to all shares held by the trust. The three beneficiaries of the trust are Mr. Jeffrey J. Gordman, Mr. Nelson T. Gordman and Mr. Jerome P. Gordman, all of whom are currently members of the Corporation's Board of Directors. Mr. Jeffrey J. Gordman is also a named executive officer of the Corporation. In addition, all of the issued and outstanding shares of Series B Option Common Stock are subject to an option (the "Option") to purchase by the Corporation, and to the extent not exercised by the Corporation, by the trust. The Option is presently exercisable; however, beneficial ownership of the shares of Series B Option Common Stock has not been attributed to the trust or the beneficiaries of the trust because as of the date of this Proxy Statement it is unclear to what extent, if any, the Corporation will elect to exercise the Option.

     (2) As sole trustee of the R.G. Stock Trust, Mr. Jeffrey J. Gordman has exclusive voting and investment power with respect to the shares held by the trust. As a beneficiary of the trust with a 35% interest, Mr. Jeffrey J. Gordman in his individual capacity is the beneficial owner of 5,670,000 shares of Series A Common Stock, as well as an additional 4,860,000 shares of Series A Common Stock, representing the 30% beneficial interest in the trust of his father, Mr. Jerome P. Gordman.


     (3) Mr. Nelson T. Gordman is the beneficial owner of 5,670,000 shares of Series A Common Stock as a beneficiary in the R.G. Stock Trust with a 35% interest.

-----------------------------------------------------------------------------------------
Common Stock,        Jerome P. Gordman      4,860,000 Shares(4)    18.07%      29.11%
Series A             9925 Essex Drive
                     Omaha, Nebraska
                     60603
-----------------------------------------------------------------------------------------
Common Stock,        Norman J.              500,000 Shares         1.86%       2.99%
Series A             Farrington(5)
-----------------------------------------------------------------------------------------
Common Stock,        James H. Cooke(6)      5,000 Shares           0.02%       0.03%
Series A
-----------------------------------------------------------------------------------------
Common Stock,        Edward D.              5,000 Shares           0.02%       0.03%
Series A             Williamson(7)
-----------------------------------------------------------------------------------------
Common Stock,        All Officers and       16,725,000 Shares(8)   62.12%      100%
Series A             Directors as a group
-----------------------------------------------------------------------------------------
Common Stock,        Harris Trust &         3,123,459 Shares       11.61%      30.62%
Series B Option       Savings Bank
                     200 West Monroe St.
                      P.O. Box 755
                      Chicago, Illinois
                      60603
-----------------------------------------------------------------------------------------

---------------

     (4) Mr. Jerome P. Gordman is the beneficial owner of 4,860,000 shares of Series A Common Stock as a beneficiary of the R.G. Stock Trust with a 30% interest.

     (5) Mr. Farrington is a named executive officer of the Corporation. The 500,000 shares of Series A Common Stock shown as beneficially owned by Mr. Farrington include 5,000 shares of Series A Common Stock which are subject to presently exercisable options.

     (6) Mr. Cooke is a named executive officer of the Corporation. The 5,000 shares of Series A Common Stock shown as beneficially owned by Mr. Cooke consist solely of shares subject to presently exercisable options.

     (7) Mr. Williamson is a named executive officer of the Corporation. The 5,000 shares of Series A Common Stock shown as beneficially owned by Mr. Williamson consist solely of shares subject to presently exercisable options.

     (8) Includes 30,000 shares subject to presently exercisable options.

-----------------------------------------------------------------------------------------
Common Stock,        Nelson T. Gordman      632,939 Shares(9)      2.35%       6.20%
Series B Option      10777 North 60th St.
                     Omaha, Nebraska
                     68152
-----------------------------------------------------------------------------------------
Common Stock,        Jerome P. Gordman      56,326 Shares(10)      0.21%       0.55%
Series B Option      9925 Essex Drive
                     Omaha, Nebraska
                     60603
-----------------------------------------------------------------------------------------
Common Stock,        All Officers and
Series B Option      Directors as a group   689,265 Shares         2.56%       6.76%
-----------------------------------------------------------------------------------------

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

     Paragraph 7 of the Corporation's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") provides that the composition of the Corporation's Board of Directors shall be determined by Section 10.01 of the Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code filed by the Corporation's predecessor entities (the "Plan") until the Corporation shall have made all required minimum payments to creditors pursuant to Section 6.02(c) of the Plan. As of July 15, 1998, all such minimum payments have been made. Consistent with the Corporation's successful completion of the Plan, Paul
M. Bass, Jr., Paul Buxbaum and Philip Scheipe, each of whom was appointed to be a Director while the Corporation was operating under the terms of the Plan, are retiring as of the date of the Annual Meeting. On August 21, 1998, the Corporation's Board of Directors determined to decrease the number of Directors from eight to seven effective as of the date of the Annual Meeting, and nominated Janice D. Stoney and Stewart M. Kasen to fill the two resulting vacancies.

     The Corporation's Board of Directors consists of a single class of Directors, each of which is elected to serve a one-year term. Seven Directors are proposed to be elected at the Annual Meeting to serve until the 1999 Annual Meeting of Shareholders or until their respective successors shall be elected and qualified. The persons named in the accompanying form of proxy intend to vote such proxy for the election of the nominees named below as Directors of the Corporation to serve until

-----------------------

     (9) Through his interest in Gordman family entities which are the registered owners of shares of Series B Option Common Stock, Mr. Nelson T. Gordman is the beneficial owner of 632,939 shares of Series B Option Common Stock.

     (10) Through his interest in Gordman family entities which are the registered owners of shares of Series B Option Common Stock, Mr. Jerome P. Gordman is the beneficial owner of 56,326 shares of Series B Option Common Stock.

the 1999 Annual Meeting of Shareholders or until their respective successors shall be elected and qualified, unless otherwise properly indicated on such proxy. If any nominee shall become unavailable for any reason, the persons named in the accompanying form of proxy are expected to consult with the Board of Directors of the Corporation in voting the shares represented by them at the Annual Meeting. The Board of Directors has no reason to doubt the availability of any of the nominees and no reason to believe that any of the nominees will be unable or unwilling to serve the entire term for which election is sought.

     To be elected a Director, each nominee must receive the favorable vote of the holders of plurality of the votes cast. The names of the nominees, along with certain information concerning them, are set forth below.

NOMINEES


JEFFREY J. GORDMAN

     Mr. Jeffrey J. Gordman, age 34, has been a Director of the Corporation since 1993, and President and Chief Executive Officer of the Corporation since 1996. At the Corporation, Mr. Gordman previously held positions in merchandising, store operations and information technology. In addition, Mr. Gordman designed the Planning and Allocation function for 1/2 Price Stores, including the organization structure and business processes, and oversaw its implementation in 1994. Prior to joining the Corporation in 1990, Mr. Gordman was a mergers and acquisitions analyst for Shearson Lehman Brothers, a New York-based investment banking firm now known as Lehman Brothers. Mr. Gordman graduated cum laude from the Wharton School at the University of Pennsylvania in 1986 with a B.S. in Economics. Mr. Gordman also earned a Masters of Management at the Sloan School, Massachusetts Institute of Technology in 1990. Mr. Gordman is the son and nephew, respectively, of Mr. Jerome P. Gordman and Mr. Nelson T. Gordman, both Directors of the Corporation.

JEROME P. GORDMAN

     Mr. Jerome P. Gordman, age 60, has been a Director of the Corporation since 1993. Mr. Gordman has 32 years of department store and specialty store experience. He joined Richman Gordman in 1962 after active duty with the Army as a lieutenant. He helped develop the Corporation into a five-state retailer during his 23 years with Richman Gordman. He rose to Chief Operating Officer of Richman Gordman Department Stores and Executive Vice President of Richman Gordman Stores. In 1984, Mr. Gordman joined Kalico's, Inc., a specialty store, as its President. After the closing of Kalico's, Inc. in 1997, Mr. Gordman became the Managing Partner of Gordman Properties Company, a company with diversified real estate holdings in Nebraska and Iowa. Mr. Gordman graduated from the Wharton School at the University of Pennsylvania with a B.S. in Economics. Mr. Gordman is the father of Jeffrey J. Gordman, a Director, President and Chief Executive Officer of the Corporation, and the brother of Nelson T. Gordman, a Director of the Corporation.

NELSON T. GORDMAN

     Mr. Nelson T. Gordman, age 58, has been a Director of the Corporation since 1993. Mr. Gordman is also currently involved in real estate development and management. He was previously President and COO of Richman Gordman Department Stores and of Richman Gordman Stores, the parent company of both Richman Gordman Department Stores and 1/2 Price Stores. Mr. Gordman joined the Corporation in 1962 after completing studies at the University of Pennsylvania's Wharton School and, in various capacities, participated in and directed Richman Gordman's growth to 30 stores, five states and $250 million in annual sales volume. Mr. Gordman is the uncle of Jeffrey J. Gordman, a Director, President and Chief Executive Officer of the Corporation, and the brother of Jerome P. Gordman, a Director of the Corporation.

STEWART M. KASEN

     Mr. Stewart Kasen, age 59, is a nominee for Director of the Corporation. Mr. Kasen has been President and Chief Executive Officer of Factory Card Outlet Corp. since May, 1998, the Chairman of its Board of Directors since April 1997, and a Director of that company since September 1996. From 1989 to May 1996, Mr. Kasen was an officer of Best Products Co., a chain of catalog showrooms, serving as that company's Chairman, President and Chief Executive Officer from 1991 to 1996, and its President and Chief Operating Officer from 1989 to 1991. Best Products Co. filed a Chapter 11 bankruptcy petition in January, 1991, which was confirmed in June 1994. Best Products Co. subsequently filed a Chapter 11 bankruptcy petition on September 24, 1996. Mr. Kasen also serves as a Director of Markel Corporation, O'Sullivan Industries Holdings Inc., K2 Inc., Elder-Beerman Stores Corp., and The Bibb Company.

SETH J. LEHR

     Mr. Seth J. Lehr, age 42, has been a Director of the Corporation since 1996. Mr. Lehr is a Managing Director, Corporate Finance with Legg Mason, Inc., a New York Stock Exchange-listed regional investment banking firm. Mr. Lehr specializes in general corporate finance with an emphasis on the retail, apparel, merchandising and consumer products industries. Mr. Lehr began his investment banking career with The First Boston Corporation and Goldman, Sachs & Co. Mr. Lehr then became a vice president of Shearson Lehman Brothers. Mr. Lehr graduated with honors from the University of Pennsylvania and received an MBA from The Wharton School of the University of Pennsylvania.

THOMAS J. NOONAN, JR.

     Mr. Thomas J. Noonan, Jr., age 59, has been a Director of the Corporation since 1993. Mr. Noonan's principal business experience over the past approximately ten years has been managing and advising troubled and underperforming businesses. In this regard he is presently an Executive Vice-President and Chief Financial Officer of Herman's Sporting Goods, Inc., a specialty sporting goods retailer in the process of liquidation. Previously, he had served as a Managing Director of Taggart/Fasola Group, a manager of troubled and underperforming businesses, and as a Director and Executive Vice President of Intrenet, Inc. Previously, Mr. Noonan served as Vice President-Finance for Pilot Freight Carriers, Inc., Senior Vice President-Finance for Purolator Courier Corporation, and a number of line and financial positions with Airco, Inc. Mr. Noonan holds a B.S. degree from Fordham University and an M.B.A. from St. John's University.

JANICE D. STONEY

     Ms. Janice D. Stoney, age 58, is a nominee for Director of the Corporation. Ms. Stoney retired in 1992 from her position as Executive Vice President, Total Quality System, of US WEST Communications, Inc., an affiliate of US WEST, Inc. Ms. Stoney worked for US WEST, Inc. and its predecessor company from 1959 to 1992, holding positions of increasing responsibility, including President - Consumer Division of US WEST, Inc. and CEO of Northwestern Bell. Ms. Stoney has been a Director of Guarantee Life Company since 1994, a Director of Premark International, Inc. since 1989, and a Director of Whirlpool Corporation since 1987.

OFFICERS

LANCE GRAVES

     Mr. Lance Graves, age 48, is the Executive Vice President of Merchandising and Marketing. He joined the Corporation in January, 1998 after 22 years in the retail business. He previously held senior merchandising positions with QVC, Ames Department Stores and Mervyns Department Stores. Mr. Graves holds a bachelors degree from the University of Nebraska and an M.B.A. from the University of Michigan.

JAMES H. COOKE

     Mr. James H. Cooke, age 49, is the Vice President, Stores. He joined the Corporation in 1987 after a sixteen year career with an Ohio-based discount chain. While with that company, he served in a variety of operational positions. Prior to that time, Mr. Cooke served in the United States Air Force. He is a graduate of Ohio University.

MICHAEL A. MALLARO

     Mr. Michael A. Mallaro, age 35, is the Vice President of Finance and Chief Financial Officer. He joined the Corporation in June, 1997. Prior to joining the Corporation, he spent 12 years with the accounting firm Deloitte & Touche. He was selected for admission to that firm's ownership as an audit partner in 1997, but declined the invitation prior to joining the Corporation. He holds the C.P.A. and C.M.A. designations and has a bachelors degree from the University of Iowa.

MARTIN KRESGE

     Mr. Martin Kresge, age 46, joined the 1/2 Price Stores in August, 1997 as Vice President of Marketing. He has over 20 years of retail marketing experience, 16 as the top marketing executive. Most recently, he was the Vice President of Marketing for Lil' Things, a start-up superstore concept specializing in baby and juvenile products which filed bankruptcy reorganization proceedings in

June 1997. Prior to that he was director of advertising and sales promotion for Leewards Creative Crafts. He earned his undergraduate degree from the University of Colorado and an M.B.A. from the University of Michigan.

RONALD K. HALL

     Mr. Ronald K. Hall, age 55, is the Vice President of Operations for the Corporation. Prior to joining the Corporation in May 1994, he completed a 29-year career as a Colonel in the United States Air Force. His last assignment was as Deputy Director, Command, Control, Communications, Computers and Intelligence for the United States Strategic Command at Offutt Air Force Base, Nebraska. In that position, he had responsibility for an annual budget of over $150 million while providing computer and communications support to the nation's nuclear war planners. From May 1994 until February 1997, he was Director of Systems Planning and Development in the Information Technology Department of the Corporation. Mr. Hall holds a BS in Industrial Engineering from North Dakota State University and an MS degree in Systems Analysis from the Air Force Institute of Technology.

NORMAN J. FARRINGTON

     Mr. Norman J. Farrington, age 50, is the Vice President, Chief Information Officer for the Corporation. He received a B.S. and a M.S. in Computer Science from Iowa State University. For a period of nine years, he owned and operated a successful computer consulting business. Prior to joining the Corporation in 1984, Mr. Farrington was on the faculty at Iowa State University teaching computer science. He has earned the professional designations of Certified Data Processor and Certified Systems Professional. Mr. Farrington is responsible for the development and information strategy and support systems.

EDWARD D. WILLIAMSON

     Mr. Edward D. Williamson, age 44, is the Vice President of Human Resources for the Corporation and is responsible for the human resources policy, training, benefits and compensation. Prior to joining the Corporation in October of 1989, he originated and directed the human resources department of Grisanti's, a restaurant chain, during the company's national expansion phase. Mr. Williamson received a B.G.S. degree in general administration from the University of Nebraska at Omaha, and currently holds the certification of Senior Professional in Human Resources (SPHR).

                                   COMMITTEES

     The Board of Directors has three standing committees: the Executive Committee, the Compensation Committee and the Audit Committee. The Corporation does not have a Nominating Committee and does not have any established procedures for consideration of nominees for Director recommended by shareholders.

THE EXECUTIVE COMMITTEE

     Mr. Paul M. Bass, Mr. Noonan and Mr. Jeffrey Gordman are presently members of the Executive Committee. The Executive Committee is intended generally to function on behalf of the Board of Directors when the Board cannot be convened.


THE COMPENSATION COMMITTEE

     Mr. Paul Buxbaum, Mr. Philip Scheipe, Mr. Bass and Mr. Lehr are presently members of the Compensation Committee. The primary functions of the Compensation Committee have been negotiating the employment agreement with the Corporation's President and Chief Executive Officer, Mr. Jeffrey J. Gordman, monitoring employment agreements with vice presidents, including considering changes to base salary and contract extensions, monitoring the bonus program for vice presidents, monitoring and approving grant awards pursuant to the 1997 Stock Option Plan and reviewing compensation for additional officers that may be hired in the future.

THE AUDIT COMMITTEE

     Mr. Noonan, Mr. Scheipe and Mr. Nelson Gordman are presently members of the Audit Committee. The Audit Committee is responsible for recommending selection of the independent auditors of the Corporation and reviewing audit results. The Committee has the authority to engage and retain its own professionals.

     During the Corporation's fiscal year 1997, six meetings of the Board of Directors were held. In addition, no meetings of the Executive Committee, one meeting of the Compensation Committee and one meeting of the Audit Committee were held. Each of the Directors attended at least 75% of the meetings of the Board of Directors and 75% of the meetings held by the committees of the Board on which that Director served, except that Mr. Buxbaum did not attend two meetings of the Board of Directors and one meeting of the Compensation Committee.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Of the four current members of the Compensation Committee, none are executive officers of the Corporation, and no reportable interlocks exist with respect to any such current members.


                      SECTION 16(a) REPORTING DELINQUENCIES

     Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Corporation's officers and directors and holders of 10% or more of the outstanding shares of the Corporation's Common Stock (together, the "Reporting Persons") to file reports on Forms 3, 4 and 5 regarding their transactions in the Corporation's Common Stock. Based solely upon its review of the Corporation's records, copies of such Forms sent to the Corporation and/or written statements from Reporting Persons that no Form 5 was required, the Corporation believes that all Reporting

Persons have appropriately filed all forms required to be filed during Fiscal Year 1997 pursuant to Section 16(a) of the Exchange Act, except that Mr. Lance Graves, Mr. Ronald Hall, Mr. Martin Kresge, and Mr. Michael Mallaro each filed late his respective Form 3; Mr. Lance Graves filed late a Form 4 with respect to a transaction in January, 1998; and Mr. James Cooke, Mr. Edward Williamson, Mr. Ronald Hall, Mr. Martin Kresge, Mr. Michael Mallaro, and Mr. Norman Farrington each filed late his respective Form 5 following the completion of the Corporation's fiscal year 1997.

RELATED PARTY TRANSACTIONS

     Related Party Leases
     --------------------
     The following table describes facilities that the Corporation leases from entities owned or controlled by Mr. Nelson Gordman and Mr. Jerome Gordman (both Directors of the Corporation).

                         APPROXIMATE
                         FLOOR AREA      ANNUAL
LOCATION                (SQUARE FEET)    RENT        DESCRIPTION
--------                -------------    ----        -----------
Omaha, NE                      98,700    $450,288     Corporate Headquarters(1)
Omaha, NE                     163,300     676,710     Distribution Center(2)
Bellevue, NE                  100,000     701,060     Store Location(3)
Grand Island, NE               91,400     215,023     Store Location(4)
LaVista, NE                    81,200     269,540     Store Location(5)
Omaha, NE                     103,200     628,161     Store Location(6)
Lincoln, NE                   101,400     175,226     Store Location(7)

---------------

 (1) Lease expires July 31, 2009 with a single option to renew for twenty years.

 (2) The Distribution Center is composed of a total of 267,000 square feet (excluding internal mezzanine space of 111,400 square feet). Prior to July 15, 1998, the Corporation owned 103,700 square feet of the Distribution Center and the land beneath this portion ("Building 1") and leased approximately 82,000 square feet ("Building 2") and approximately 81,000 square feet ("Building 3") from Gordman Properties Company, a partnership owned by Jerome and Nelson Gordman, both of whom are Directors of the Corporation. On July 15, 1998, the Corporation purchased Building 2 and Building 3 from Gordman Properties Company. For a complete discussion of this transaction, please see "Distribution Center Financing" below. The following summarizes the terms of the leases and other agreements between the Corporation and Gordman Properties Company which were effective prior to the Corporation's purchase of Building 2 and Building 3 of the Distribution Center. The lease for Building 2 was scheduled to expire April 30, 2003; Gordman Properties Company also owned the underlying land. The Corporation had four five-year options to extend the term of the Building 2 lease. The lease for Building 3 was scheduled to expire July 31, 1999. The land under Building 3 was owned by the Corporation and leased to Gordman Properties Company for a term also scheduled to expire July 31, 1999.

     Under the terms of these agreements, upon expiration of the Building 3 leases, the Corporation would own both the building and land for Building
     3. Building 3 is being subleased to a third party effective in fiscal 1998. The Corporation and Gordman Properties Company were also parties to an Option Agreement giving the Corporation the option to purchase Building 2 and its underlying real estate at the end of the term or any option term at fair market value. If the Corporation failed to exercise its purchase option on Building 2, Gordman Properties Company had the option to purchase Building 1 and/or Building 3 from the Corporation at fair market value. The Corporation and Gordman Properties Company were also parties to a Distribution Center Option Agreement which allowed the Corporation to purchase Building 2 for $2,850,000 should it choose to do so in connection with a financing transaction, such as a sale-leaseback; the option was scheduled to expire on June 30, 1998.

 (3) Lease expires October 31, 2000, with three renewal options of five years each.

 (4) Lease expires February 28, 2001, with no renewal options.

 (5) Lease expires July 31, 2005, with ten renewal options of five years each.

 (6) Lease expires July 31, 2003, with one renewal options of five years.

 (7) Lease expires October 31, 2010, with a first privilege to negotiate a second twenty year term.

     During the bankruptcy proceedings, the Corporation conducted an extensive review of all locations. As a result, many locations owned by Gordman family members and other lessors were closed and the leases rejected as being unsuitable. Also during the bankruptcy proceedings, an independent third party analyzed the terms of remaining leases with Gordman family enterprises. While some leases were found to be above market and others below, the portfolio as a whole was found to be comparable to those from unaffiliated parties in comparable real estate markets.

     As a result of the bankruptcy proceedings, four Gordman family partnerships ("Gordman Partnerships") received unsecured claims of $3,697,749, relating to the rejection of three store leases. Pursuant to these allowed unsecured claims, the Gordman Partnerships received the same treatment accorded other Class 3 Unsecured Claims under the Plan, namely Series B Option Common Stock, cash payments and the right to future cash payments to Creditors.

     Additional Related Party Issues

     During fiscal year 1996, the Corporation's claim against the Dan Gordman estate (the "Estate") approximating $77,000 and arising from a loan from the Corporation to Mr. Dan Gordman was settled pursuant to an Estate Claim Settlement Agreement (the "Estate Claim Agreement") between the Corporation and the Estate dated December 13, 1996. In accordance with the Estate Claim Agreement, the Estate paid the Corporation approximately $43,000 and agreed to pay up to an additional $34,000 from any dividends paid before April 15, 1999, on shares of the Corporation's Common Stock owned by the Estate. Also during fiscal year 1996, pursuant to an Agreement Regarding Dan Gordman Fund among the Estate of Esther Gordman, the Dan Gordman Fund and the Corporation, dated December 13, 1996, the Corporation agreed to pay to the Dan Gordman Fund approximately $347,000, arising out of the personal portion of an insurance policy on the life of Dan Gordman, which was paid to one of the Corporation's Creditors, Harris Bank, pursuant to a collateral assignment of the policy. As of the date of this Proxy Statement, the Corporation has made all payments to the Dan Gordman Fund required by Agreement Regarding Dan Gordman Fund.


     Distribution Center Financing
     -----------------------------

     The Corporation's Distribution Center in Omaha, Nebraska, is comprised of three buildings. Prior to July 15, 1998, only one of these buildings was owned by the Corporation. The remaining two buildings were owned by Gordman Properties Company, a partnership owned and controlled by Nelson and Jerome Gordman, both Directors of the Corporation. Please see note 2 on page 11 above.

     On July 15, 1998, the Corporation consummated a mortgage on its Distribution Center. The Corporation obtained a mortgage loan from Patrician Financial Company Limited Partnership, an unaffiliated lender, which is secured by a deed of trust with respect to the Distribution Center. To facilitate obtaining the mortgage financing, the Corporation (through a wholly-owned subsidiary) purchased from Gordman Properties Company its interest in the buildings and land comprising the Distribution Center. The total price paid by the Corporation to purchase the interest of Gordman Properties Company in the Distribution Center was $3,121,400. Of this amount, approximately $271,400 represented the unpaid principal balance and accrued interest under a mortgage loan with respect to Building 3 of the Distribution Center, and approximately $2,850,000 represented the purchase price paid by the Corporation for Building 2 of the Distribution Center and the land under Building 2. Nelson and Jerome Gordman, through Gordman Properties Company, each had a 46.67% interest in Building 3, and a 45% interest in Building 2 and the land under Building 2.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

                  EMPLOYMENT AGREEMENT WITH MR. JEFFREY GORDMAN

     On February 1, 1997, the Corporation entered into an employment agreement with Jeffrey J. Gordman, the Corporation's President and Chief Executive Officer. The following describes the terms and conditions of Mr. Gordman's employment agreement:

     BASE SALARY. Mr. Gordman's employment agreement provides for an annual base salary of $250,000, subject to such increases and bonuses as the Compensation Committee of the Corporation's Board of Directors may from time to time determine.

     TERMINATION OF AGREEMENT AND SEVERANCE. Mr. Gordman's employment agreement provides for an initial term of three years, with annual extensions upon each anniversary of the date thereof if neither the Corporation nor Mr. Gordman gives notice of nonextension. The employment agreement with Mr. Gordman provides for termination for cause upon 15 days' written notice and opportunity to be heard at a Board of Directors meeting. The employment agreement further provides that Mr. Gordman or the Corporation may terminate the agreement with or without cause upon 30 days' written notice. If Mr. Gordman's employment is terminated by the Corporation without cause, the employment agreement provides for severance payments equal to the then-present value of his then-current base salary and benefits for the remainder of the term of the employment agreement. If Mr. Gordman's employment is terminated by the Corporation for nonperformance, Mr. Gordman shall receive severance payments equal to his then-current base salary and benefits for the lesser of 12 months or the remaining term of the Agreement. If Mr. Gordman's employment is terminated by the Corporation for dishonesty or if Mr. Gordman resigns, Mr. Gordman shall receive base salary and benefits only through the termination date.

     EXECUTIVE BENEFITS. Mr. Gordman's employment agreement also provides that he is entitled to the following executive benefits: (i) contribution by the Corporation to 401(k) plans on terms applicable to other senior management; and (ii) all other then current executive benefits offered by the Corporation. Mr. Gordman is also entitled to at least four weeks of paid vacation per year.

     NONCOMPETITION: Trade Secrets. The employment agreement contains a covenant against competition with the Corporation for a period of one year within 50 miles of the Corporation's corporate offices and its stores if Mr. Gordman's employment is terminated for cause. The employment agreement also prohibits Mr. Gordman from disclosing or benefiting from the Corporation's trade secrets during the term of the agreement and at all times thereafter. Mr. Gordman is also prohibited by the employment agreement from hiring any employees of the Corporation within one year after the termination of his employment with the Corporation.

           BONUS PROGRAM AND EMPLOYMENT AGREEMENTS FOR VICE PRESIDENTS

All of the Corporation's Vice Presidents (except Mr. Edward D. Williamson) are parties to employment agreements. These employment agreements provide for one to three-year terms, with a minimum base salary level for each of the three years. The employment agreements provide for severance payments in an amount equal to the greater of then-current salary for six months or for the remainder of the fiscal year during which notice is given in the event of termination for any reason other than expiration of the term of the employment agreement or the Vice President's misconduct or breach of the employment agreement. The employment agreements also provide for a review and possible extension not less than one year prior to expiration.

The Compensation Committee of the Board of Directors has adopted an Officer Incentive Program for fiscal 1998. In accordance with their employment agreements, all of the Vice Presidents participate in this bonus program. Bonuses for fiscal 1998 will be earned if the Corporation realizes net income in excess of $1 million for the year. Vice Presidents as a group were paid bonuses for fiscal 1997 totaling $30,000.

The Vice Presidents also participate in certain employee benefits, including health insurance and a 401(k) plan. In Fiscal Year 1997, the Corporation made matching contributions equal to 25% of each employee's contribution, but not in excess of 4% of the employee's compensation, and expects to do the same in fiscal 1998.

                             COVENANT NOT TO COMPETE

Pursuant to the Plan, Mr. Nelson Gordman, a Director, has executed a covenant not to compete anywhere in the United States with the Corporation in exchange for payments of $125,000 per annum through October 1998.

                                    DIRECTORS

Currently, the Chairman of the Corporation's Board of Directors receives an annual fee of $25,000, and all other Directors receive an annual fee of $20,000. Each Director also receives $1,500 per board meeting attended. Directors attending board meetings by telephone receive $750 per meeting. Members of committees receive $1,000 per committee meeting attended. Committee members attending committee meetings by telephone receive $500 per meeting. Directors who are also officers or employees of the Corporation do not receive Directors fees. Such Directors, however, are reimbursed for expenses related to meeting attendance. The Board of Directors has adopted a policy requiring members to attend at least 75% of all meetings each year in order to receive compensation as a Director.

OFFICERS COMPENSATION

The following table summarizes the compensation of the Chief Executive Officer and the four additional most highly compensated officers during the Fiscal Years 1997, 1996 and 1995:


                                                                               Long-Term Compensation
                                 Annual Compensation                           ----------------------
   Name                   ------------------------------     Other Annual      Securities underlying       All Other
And Position              Year(1)   Salary        Bonus     Compensation(2)     Payout   Options (#)    Compensation(3)
------------              -------   ------        -----     ---------------     ------   -----------    ---------------
Jeffrey J. Gordman         1995    $ 93,644    $  15,000        $   49            -0-         -0-               -0-
Director, President, and   1996    $145,222    $     -0-        $  150            -0-         -0-           $ 1,336
Chief Executive Officer    1997    $225,071    $  50,000        $1,044            -0-         -0-           $ 2,251

James Cooke                1995    $160,000    $  29,000        $4,641            -0-         -0-               -0-
V.P. Stores                1996    $180,718    $     -0-        $1,635            -0-         -0-           $ 1,335
                           1997    $181,620    $   5,000        $3,957            -0-      25,000           $ 1,814

Don DeGraeve               1995    $ 60,061    $  10,000        $  123            -0-         -0-               -0-
Former V.P. of             1996    $171,697    $  10,000        $1,772            -0-         -0-               -0-
Merchandising              1997    $182,738    $  34,000        $2,390            -0-      25,000               -0-

Norm Farrington            1995    $ 95,659     $ 17,000        $3,238            -0-         -0-               -0-
V.P. Information           1996    $111,928     $    -0-        $3,263            -0-         -0-               -0-
Technology                 1997    $121,648     $  5,000        $3,179            -0-      25,000           $ 1,213

Dean Williamson            1995    $112,717    $  21,000        $3,238            -0-         -0-           $   860
V.P. Human Resources       1996    $117,642    $     -0-        $3,264            -0-         -0-           $   949
                           1997    $116,370    $   5,000        $3,179            -0-      25,000           $ 1,164

John Simkins               1995    $114,803    $  10,000        $3,238            -0-         -0-               -0-
Former V.P.                1996    $118,073    $     -0-        $3,212            -0-         -0-               -0-
 of Distribution           1997    $121,576    $     -0-        $3,024            -0-      25,000               -0-


  (1) Represents Fiscal Years commencing in January or February of the stated year.

  (2) "Other Annual Compensation" is primarily in the form of, life insurance, reimbursement of health and dental insurance, health club memberships, value of company-paid automobiles, etc.

  (3) "All Other Compensation" represents 401(k) matching contributions made by the Corporation.



OPTION GRANTS IN LAST FISCAL YEAR


                                                         Potential realizable value at assumed annual rates   Alternative to (f),
           Individual Grants                                  of stock appreciation for option term           (g) and (h) value
           -----------------                                  -------------------------------------           -----------------
(a)                (b)             (c)             (d)            (e)              (f)        (g)    (h)         (i)
                              % of total
                             options granted
                 Number of    during year to    Exercise       Expiration          0%          5%    10%      Grant date
Name            Options (#)   all employees     Price/share    Date                ($)        ($)    ($)      present value(1)
----            -----------   -------------     -----------    ----                ---        ---    ---      ----------------
Jim Cooke         25,000          2.9%            $0.051       Sept 2007           $0        $801   $2,032          -0-
Don DeGraeve      25,000          2.9%            $0.051         NA(2)             $0        $801   $2,032          -0-
Norm Farrington   25,000          2.9%            $0.051       Sept 2007           $0        $801   $2,032          -0-
Dean Williamson   25,000          2.9%            $0.051       Sept 2007           $0        $801   $2,032          -0-
John Simkins      25,000          2.9%            $0.051         NA(2)             $0        $801   $2,032          -0-


(1) The Corporation's stock is not traded on any exchange and there is no active trading of the stock. The Corporation had an independent appraiser value the stock on September 12, 1997, upon granting of these options for purposes of determining the exercise price thereof. The valuation at that time was estimated at $0.51 per share. As of the date of this Proxy Statement, no subsequent valuations have been completed and thus no incremental value is disclosed in this table

(2) These options were forfeited by the recipient upon termination of employment in fiscal 1997.


THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION AS DIRECTORS OF THE PERSONS NAMED UNDER ELECTION OF DIRECTORS.


                                 OTHER BUSINESS

     The Board of Directors knows of no other business to be presented for action at the Annual Meeting. If any matters do come before the Annual Meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the judgment of the person or persons exercising the authority conferred by the proxy at the Annual Meeting.


                  SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     The Corporation's next Annual Meeting is expected to be held the week of August 16, 1999 (the "1999 Annual Meeting").

     Under the rules of the Securities and Exchange Commission, any shareholder proposal to be considered by the Corporation for inclusion in the proxy material for the 1999 Annual Meeting must be received by the Secretary of the Corporation, 12100 West Center Road, Omaha, Nebraska 68144, a reasonable time before the Corporation first mails its proxy materials with respect to the 1999 Annual Meeting. The submission of a proposal does not guarantee its inclusion in the proxy statement or presentation at the 1999 Annual Meeting unless certain securities laws requirements are met.

     A shareholder who intends to present at the 1999 Annual Meeting a proposal that is not discussed in the Corporation's proxy materials for such meeting should notify the Corporation of such proposal a reasonable time before the Corporation first mails its proxy materials with respect to the 1999 Annual Meeting. If the Corporation does not receive notice from such shareholder a reasonable time before it first mails its proxy materials, the proxies of the Corporation's Board of Directors will have discretionary authority to vote on such proposal at the 1999 Annual Meeting.

                       EXPENSES OF SOLICITATION OF PROXIES

     In addition to the use of the mails, proxies may be solicited by personal interview and telephone by directors, officers and other employees of the Corporation, who will not receive additional compensation for such services. The Corporation has employed ChaseMellon Shareholder Services to aid in the solicitation of proxies at an estimated fee of $3,500, plus reasonable out of pocket expenses. The Corporation will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting materials to the beneficial owners of stock held of record by them and will reimburse such persons for forwarding materials. The cost of soliciting proxies will be borne by the Corporation.

                                  ANNUAL REPORT

     On or about May 27, 1998, the Corporation mailed to shareholders of record as of May 13, 1998, its proxy statement with respect to certain matters which were acted upon a Special Meeting held on June 25, 1998, and the Corporation's Annual Report to Shareholders for its fiscal year ended January 31, 1998 (the "1997 Annual Report"). Accordingly, the Corporation has not enclosed an additional copy of the 1997 Annual Report with this Proxy Statement delivered to those shareholders of record as of September 18, 1998, who were also shareholders of record as of May 13, 1998. The Corporation has enclosed a copy of the 1997 Annual Report with this Proxy Statement delivered to all other shareholders. The 1997 Annual Report accompanies or precedes this Proxy Statement, but is not deemed a part of the proxy soliciting material.


     PLEASE DATE, SIGN AND RETURN THE PROXY AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS AND TELEPHONE SOLICITATIONS.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        /s/ MICHAEL A. MALLARO

                                        MICHAEL A. MALLARO,
                                        SECRETARY


OMAHA, NEBRASKA
SEPTEMBER 29, 1998

                                  DETACH HERE
--------------------------------------------------------------------------------


                                     PROXY

                     RICHMAN GORDMAN 1/2 PRICE STORES, INC.


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                      ANNUAL MEETING OF STOCKHOLDERS TO BE
                            HELD ON OCTOBER 29, 1998


The undersigned stockholder of Richman Gordman 1/2 Price Stores, Inc., a Delaware corporation (the "Corporation"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated September 29, 1998, and hereby appoints Jeffrey J. Gordman and Michael A. Mallaro, or either or both of them, proxies and attorneys-in-fact with full power of substitution to each for and in the name of the undersigned, with all powers the undersigned would possess if personally present to vote the Common Stock of the undersigned in the Corporation at the Annual Meeting of its stockholders to be held October 29, 1998 at 12100 West Center Road, Omaha, Nebraska at 10:00 a.m., local time, or any adjournment or postponement thereof. Any of such attorneys or substitutes shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

-------------                                                     -------------
 SEE REVERSE                                                       SEE REVERSE
    SIDE           CONTINUED AND TO BE SIGNED ON REVERSE SIDE          SIDE
-------------                                                     -------------

                                  DETACH HERE
--------------------------------------------------------------------------------


[ X ] PLEASE MARK
      VOTES AS IN
      THIS EXAMPLE

    1. To elect seven Directors to        2. In their discretion, the proxies
       serve until the 1999 Annual           are authorized to vote upon
       Meeting of Stockholders or            such other business as may
       until their respective                properly come before the meeting
       successors shall be elected           or any adjournment or postponement
       and qualified.                        thereof.

       NOMINEES: Jeffrey J. Gordman,
       Jerome P. Gordman, Nelson T.          THIS PROXY WHEN PROPERLY EXECUTED
       Gordman, Stewart M. Kasen,            WILL BE VOTED IN THE MANNER
       Seth J. Lehr, Thomas J. Noonan,Jr.,   DIRECTED HEREIN BY THE STOCKHOLDER.
       Janice D. Stoney.                     IF NO DIRECTION IS MADE, THIS
                                             PROXY WILL BE VOTED FOR PROPOSAL
          FOR               WITHHELD         NO. 1 AND AS SAID PROXIES DEEM
          ALL    [ ]  [ ]   FROM ALL         ADVISABLE ON SUCH OTHER MATTERS
        NOMINEES            NOMINEES         AS MAY COME BEFORE THE MEETING.

    [ ]
       -----------------------------------
    INSTRUCTION: To withheld authority to    MARK HERE FOR ADDRESS CHANGE AND
    vote for any individual nominee, write   NOTE AT LEFT                    [ ]
    that nominee's name on the space
    provided above.                          MARK HERE IF YOU PLAN TO ATTEND
                                             THE MEETING                     [ ]


                                             PLEASE SIGN EXACTLY AS NAME APPEARS
                                             AT LEFT. WHEN SHARES ARE HELD IN
                                             MORE THAN ONE NAME, INCLUDING JOINT
                                             TENANTS EACH PARTY SHOULD SIGN.
                                             WHEN SIGNING AS ATTORNEY, EXECUTOR,
                                             ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                             PLEASE GIVE FULL TITLE AS SUCH.


Signature:                Date:             Signature:                Date:
          ----------------     -------------          ----------------     -----